UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2014

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 1000
Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (404) 446-0050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2014, Streamline Health Solutions, Inc. (the “Company”) promoted Richard D. Nelli to Senior Vice President and Chief Operating Officer.  Mr. Nelli, age 45, served as Senior Vice President and Chief Technology Officer since he joined the Company in January 2013.  Before joining the Company, Mr. Nelli served as Chief Technology Officer for CareMedic Systems, Inc. (“CareMedic”), a healthcare information technology company, from September 2007 to November 2012.  At CareMedic, he led the product management and information technology areas and managed its successful acquisition by UnitedHealth Group in 2010.  From April 2001 to July 2007, he served as Vice President of Product Management at Quovadx (now Lawson Software), where he guided the company’s Cloverleaf Integration strategies, which led to the successful acquisition by Battery Ventures in 2007.  Mr. Nelli has launched over 50 healthcare product and service offerings over his career, many of which are the recognized leaders in the United States, Europe, Asia and the Middle East.

In connection with his promotion, the Company increased Mr. Nelli’s base salary to $235,000 and granted him a stock option for the purchase of 50,000 shares of the Company’s common stock at an exercise price of $6.65.  The option award will vest in equal monthly installments over 36 months and will expire on February 19, 2024, which is ten years from the grant date.

On February 26, 2014, the Company issued a press release announcing Mr. Nelli’s promotion.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Streamline Health Solutions, Inc. Press Release dated February 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: February 26, 2014	By:	/s/ Jack W. Kennedy Jr.
		Name:	Jack W. Kennedy Jr.
		Title:	Senior Vice President & Chief Legal Counsel

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Streamline Health Solutions, Inc. Press Release dated February 26, 2014